AMENDMENT OF THE TRANSFER AGENCY AGREEMENT

        This Amendment of the Transfer Agency Agreement, ("Amendment") made this 31st day of December, 1985, by and between Red Oak Cash Reserve Fund ("Customer"), and First Pennsylvania Bank N.A., a national banking association duly organized and existing under the laws of the United States (the "Bank").

                                   WITNESSETH:

        WHEREAS, the parties have previously entered into a Transfer Agency Agreement, (the "Agreement") whereby the Bank is providing the services enumerated therein to the Customer; and

        WHEREAS, pursuant to the Agreement, the Bank has delegated to Fund/Plan Services, Inc. ("Fund/Plan") a wholly owned subsidiary of First Pennsylvania corporation, ("FPC"), the duty to furnish the services provided thereunder; and

        WHEREAS, it is contemplated that all of the outstanding shares of voting stock of Fund/Plan will be sold by FPC to FinDaTex, Inc., a Pennsylvania corporation, effective as of the close of business on December 31, 1985 (the "Effective Date"); and

        WHEREAS, the parties intend that Fund/Plan shall continue to provide services in accordance with the Agreement, as amended hereby; and

        NOW THEREFORE, in consideration of the premises and conditions contained herein, the parties hereto, with intent to be legally bound hereby, agree as follows:

        1. Following the Effective Date, the Customer shall continue to purchase and receive from Fund/Plan the services provided under the Agreement, in accordance with the provisions of the Agreement, as amended hereby.

        2. From and after the Effective Date, the Customer agrees to look solely to Fund/Plan for the performance of all duties and obligations under the Agreement, and Fund/Plan agrees to perform all duties and obligations in accordance with the terms and conditions of the Agreement.

        3. Any reference to "First Pennsylvania Bank N.A." or the "Bank" in the Agreement, except where the reference relates to the Bank in its capacity as Custodian, shall, as of the Effective Date, be deleted from the Agreement, and the name "Fund/Plan Services, Inc." shall be substituted therefor.

        4. The Customer hereby releases, remises and discharges the Bank from any and all claims, liabilities and causes of action which arise out of the performance by Fund/Plan of its duties after the Effective Date.

        5. In all other respects, the terms and conditions of the Agreement shall remain in full force and effect between Fund/Plan and the Customer and Fund/Plan hereby agrees to be bound by the terms and conditions of the Agreement, as amended by this Amendment.

        6. Nothing in this Amendment shall be construed to relieve the Customer of responsibility for payment of any fees still outstanding after the Effective Date for services rendered by the Bank prior to the Effective Date. Said fees shall be payable to and remitted to Fund/Plan Services, Inc.

        7. This Amendment of the Agreement of the Customer has been duly and validly authorized by the parties hereto. Customer shall provide the Bank and Fund/Plan with copies of a resolution of Customer's Board of Directors approving or ratifying this Amendment as promptly as possible.

        8. This Amendment may be executed and delivered in any number of counterparts, each of which shall constitute an original but all together only one Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed, and attested by their respective Secretaries or Assistant Secretaries, as of the day and year first above written.


                                       FIRST PENNSYLVANIA BANK N.A.

                                       BY: /s/ Edward E. Reital
                                           ------------------------------------
                                           Edward E. Reital
                                           Title


                                       RED OAK CASH RESERVE FUND

                                       BY: /s/ Richard B. Seidel
                                           ------------------------------------
                                           Richard B. Seidel
                                           Title


                                       FUND/PLAN SERVICES, INC.

                                       BY: /s/ Vice President
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                                           Title


ATTEST:
(Corporate Seal)

/s/ Michele A. Buckwalter
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Michele A. Buckwalter
Corporate Secretary


ATTEST:
(Corporate Seal)

/s/ Jeffrey A. Dalke
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Jeffrey A. Dalke
Corporate Secretary


ATTEST:
(Corporate Seal)

/s/ Michele A. Buckwalter
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Michele A. Buckwalter
Corporate Secretary